EXHIBIT IX













                       IBM SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                               (Effective January 1, 1995)

                                          INDEX
                                          _____



            ARTICLE 1 - Purpose                                           1

            ARTICLE 2 - Definitions                                       1

            ARTICLE 3 - Coverage and Effect                               3

            ARTICLE 4 - Management and Administration                     3

            ARTICLE 5 - Claims Procedure                                  5

            ARTICLE 6 - Service Credit                                    5

               A.  Foreign Service                                        5

               B.  Service Credit for Leaves of Absence                   6

               C.  Other Service Credit                                   6

            ARTICLE 7 - Retirement Date and Commencement of Benefits      6

               A.  Normal Retirement Date                                 6

               B.  Early Retirement Date                                  6

               C.  Commencement of SERP Benefits                          7

            ARTICLE 8 - SERP Benefits                                     7

               A.  Normal Retirement Benefit                              7

               B.  Early SERP Benefit                                     8

               C.  Form and Method of Payment                             9

               D.  Effective Date of Election                            10

               E.  Revocation of Election                                10

               F.  SERP Benefits for Disabled Participants               11

            ARTICLE 9 - Preretirement Spousal Annuity                    11

            ARTICLE 10 - Suspension of Benefits for Reemployed Retired   11

                           Participants

            ARTICLE 11 - Forfeiture                                      12


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               A.  Competitive or Prejudicial Conduct                    12

               B.  Disclosure of Confidential Information                12

               C.  Disclosure and Assignment of Rights                   13

               D.  Forfeiture and Rescission                             13

            ARTICLE 12 - Information for Benefits Calculations           13

                A.  Incomplete or Incorrect Information                  13

                B.  Overpayments                                         14

            ARTICLE 13 - Alienation of Benefits                          14

            ARTICLE 14 - Withholding Taxes                               14

            ARTICLE 15 - Distributions to Minors and Incompetents        14

            ARTICLE 16 - No Right to Employment                          15

            ARTICLE 17 - Unfunded Plan                                   16

            ARTICLE 18 - Miscellaneous                                   17

                 A. Construction                                         17

                 B. Severability                                         18

                 C. Title and Headings Not to Control                    18

                 D. Complete Statement of Plan                           18

                 E. Booklets and Brochures                               18

            ARTICLE 19 - Situs of Plan; Governing Law                    18

                              ARTICLE 1 - Purpose
                              ___________________



            International Business Machines Corporation ("IBM"), a New York corporation, has established the IBM Supplemental Executive Retirement Plan (the "SERP" or the "Plan") with the intention of attracting and retaining executives whose skills and talents are important to IBM's operations by providing a monthly retirement income that supplements benefits under the IBM Retirement Plan.

                                ARTICLE 2 - Definitions
                                _______________________

                 a. Company - IBM and its Domestic Subsidiaries, excluding foreign offices of the Company except as otherwise provided in these Articles.

                 b. Subsidiary - a corporation, or other form of business organization, the majority interest of which is owned, directly or indirectly, by the Company.

                 c. Domestic Subsidiary - a Subsidiary organized and existing under the laws of the United States or any state, territory or possession thereof, provided, however, that the Plan shall not be deemed to cover the employees of any Domestic Subsidiary unless so authorized by the chief human resources officer of IBM.

                 d. Board of Directors - the Board of Directors of IBM.

                 e. Executive Compensation and Management Resources Committee (also, the "Committee") - the Executive Compensation and Management Resources Committee of the Board of Directors or such other persons or group as said Board may appoint to serve as the Committee.

                 f. Foreign Service - Service with a Foreign Subsidiary (i.e., a Subsidiary other than a Domestic Subsidiary) or with a Foreign Branch (i.e., a branch of the Company or of a Domestic Subsidiary that operates principally outside the United States, its territories or possessions).

                 g. IBM Retirement Plan - the retirement plan established by IBM pursuant to a resolution of its Board of Directors effective December l8, l945, as amended from time to time.

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                 h.   Regular Employee (also, "Employee") - an employee so
                      defined by the IBM Retirement Plan.

                 i. Executive - A Regular Employee so classified in the sole discretion of the Company's chief human resources officer.

                 j. Participant - an Executive who meets the requirements of ARTICLE 3, or a former Executive who is accruing or receiving Benefits pursuant to the provisions of the Plan.

                 k. Beneficiary - a person who is designated by a Participant or by the terms of the Plan to receive a Benefit under the Plan in respect of a deceased Participant. A Beneficiary shall not be considered a Participant by virtue of this definition.

                 l. ERISA - the Employee Retirement Income Security Act of l974, as amended from time to time.

                 m. Plan Administrator - a person or a committee appointed pursuant to ARTICLE 4 hereof which shall be responsible for reporting, record keeping and related administrative matters under the Plan. If a committee is appointed to serve as the Plan
                      Administrator, any one of the members of the committee may act individually on behalf of the committee to fulfill the committee's duties.

                 n. Continuous Service - Service as defined in the IBM Retirement Plan except as provided in ARTICLE 6 hereof; provided that a Participant shall not in any event be considered to have more than 35 years of Continuous Service hereunder.

                 o. Compensation - Compensation as defined in the IBM Retirement Plan except that in no event shall 1989 or 1994 Long-Term Incentive Plan awards or payments or payments under any successor plan be included in Compensation.

                 p.   Plan Year - the calendar year.

                 q.   Normal Retirement Age - age 65.

                 r.   Normal Retirement Date - the date specified by
                      ARTICLE 7A hereof.

                 s. Early Retirement Date - the date on which a Participant retires from employment with the Company

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                      in accordance with the provisions of ARTICLE 7B
                      hereof.

                 t. Spouse - a person who, according to the laws of the state of a Participant's domicile, is the Participant's spouse on the earlier of (i) the date of the Participant's death while employed by the Company or (ii) the Participant's Annuity
                      Commencement Date.

                 u. Actuarial Equivalent - shall mean a form of payment that is equal in value to another form of payment, as determined by the Plan Administrator in accordance with the actuarial assumptions specified by the IBM Retirement Plan.

                 v. Annuity Commencement Date - shall mean the date as of which SERP Benefits are scheduled to commence.

                 w. SERP Benefit (also, "Benefit") - a payment or series of payments made or due under the Plan.

                 x. Pay - the average of the Participant's annual Compensation over (i) the last five years of employment or (ii) the highest consecutive five calendar years of employment, whichever is greater.

                 y. Breakpoint - $185,000, subject to such adjustments as may be made from time to time by IBM's chief human resources officer in his or her sole discretion.

                 z. Earnings Threshold - $150,000, subject to such adjustments as may be made from time to time by IBM's chief human resources officer in his or her sole discretion.


                            ARTICLE 3 - Coverage and Effect
                            _______________________________

            This document states the terms of the Plan as established by Resolution of the Board of Directors on October 24, 1994 and first effective on January 1, 1995. Participation is limited to Executive Level Regular Employees in the United States whose Pay equals or exceeds the Earnings Threshold.

                      ARTICLE 4 - Management and Administration
                      _________________________________________

            The Plan may be amended from time to time for any purpose permitted by law or terminated at any time by written resolution of the Board or the Committee, but only if the

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            Committee's action is not materially inconsistent with a prior action of the Board. The authority to amend or terminate the Plan shall include the authority to amend the procedure for amending or terminating the Plan and the authority to amend or terminate any related instrument or agreement.

            The following persons and groups of persons shall severally have the authority to control and manage the operation and administration of the Plan as herein delineated: (a) the Board of Directors, (b) the Executive Compensation and Management Resources Committee, (c) IBM's chief human resources officer, and (d) the Plan Administrator and each person on any committee serving as the Plan Administrator. Each person or group of persons shall be responsible for discharging only the duties assigned to it by the terms of the Plan.

            The Board of Directors shall be responsible only for designating those persons who will serve on the Committee and for approving any resolution to terminate the Plan.

            The Committee may, pursuant to a duly adopted resolution, delegate to IBM's chief financial officer, chief human resources officer, or Treasurer, the Plan Administrator and/or any other officer or employee of IBM, authority to carry out any decision, directive or resolution of the Committee.

            The Committee shall appoint one or more executives employed by IBM to serve as Plan Administrator or as a committee to fulfill the function of Plan Administrator. The Plan Administrator shall have the full power and authority, in its sole discretion: (a) to promulgate and enforce such rules and regulations as it shall deem necessary or appropriate for the administration of the Plan; (b) to adopt any amendments to the Plan that are required by law; (c) to interpret the Plan consistent with the terms and intent thereof; and (d) to resolve any possible ambiguities, inconsistencies and omissions in the Plan. All such actions shall be in accordance with the terms and intent of the Plan and the Plan Administrator shall on a regular basis report such actions to the Committee. Additionally, IBM's chief human resources officer shall appoint and designate such other IBM employees as may be needed to provide adequate staff services to the Committee and the Plan Administrator.

            The Committee and/or the Plan Administrator may engage the services of accountants, attorneys, actuaries, consultants and such other professional personnel as they deem necessary or advisable to assist them in fulfilling their responsibilities under the Plan. The Committee, the Plan Administrator, and their delegates and assistants shall be entitled to act on the

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            basis of all tables, valuations, certificates, opinions and reports furnished by such professional personnel.

                              ARTICLE 5 - Claims Procedure
                              ____________________________

            IBM's Executive Compensation Department is responsible for advising Participants and Beneficiaries of their Benefits under the Plan. If a Participant or Beneficiary believes he or she is entitled to Benefits and has not received them, the Participant or Beneficiary must submit a written claim to the Director of Executive Compensation, IBM Corporation, Old Orchard Road, Armonk, New York l0504. The Plan Administrator shall furnish to the Participant or Beneficiary a written decision setting forth the Plan Administrator's decision.

            If the Plan Administrator denies a claim for Benefits in whole or in part, the claimant may appeal the denial of the claim in writing within 60 days of receiving the Plan Administrator's written decision.

                               ARTICLE 6 - Service Credit
                               __________________________


            A.   Foreign Service
                 _______________

                 All Foreign Service by a Regular Employee who is otherwise eligible for Benefits under the Plan will be deemed for all Plan purposes, in all respects as Continuous Service with the Company, except that there shall be deducted from the combined amount payable under the Plan and the IBM Retirement Plan, any amount paid or payable to the Participant or Beneficiary arising out of Foreign Service to the extent that credit is given for such Foreign Service under this ARTICLE 6A and pursuant to any pension, retirement, severance indemnity, provident fund or other similar plan--whether in the form of installments or lump sum and whether private or sponsored by a foreign govern-ment--to the extent not provided by direct contributions made by the Participant,

                 (l) provided that a Participant with such Foreign Service immediately preceded by Continuous Service with the Company must, before credit for such Foreign Service is given, resume employment as a Regular Employee of the Company; and

                 (2) further provided that a Participant with such Foreign Service not immediately preceded by Continuous Service with the Company must, before credit for such Foreign Service is given, complete one year of

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                      Continuous Service as a Regular Employee of the
                      Company subsequent to such Foreign Service.


            B.   Service Credit for Leaves of Absence
                 ____________________________________

                 A Participant who commences a leave of absence granted under IBM's human resources practices then in effect, and who resumes the status of an Executive Level Regular Employee upon completion of the leave, shall be deemed, for all Plan purposes, as having been an actively employed Participant throughout the leave and to have received Compensation during the leave at the rate in effect immediately before the leave began. If the Participant does not so resume his or her status as an Executive Level Regular Employee for at least 30 days for any reason other than disability or death, the Participant shall be treated as having severed from service with the Company on the date immediately preceding the date the leave began (i.e., the last day worked), and neither the Participant nor the Participant's Beneficiary shall be eligible for a SERP Benefit.

            C.   Other Service Credit
                 ____________________

                 IBM's chief executive officer, or other senior officer designated by the Committee, in his or her sole discretion, may grant Continuous Service credit to an Executive in excess of actual Continuous Service subject to such limitations and conditions as the officer considers appropriate, if the officer deems this to be in the best interests of the Company.



                ARTICLE 7 - Retirement Date and Commencement of Benefits
                ________________________________________________________


            A.   Normal Retirement Date
                 ______________________

                 A Participant's Normal Retirement Date is the last working day of the month in which his or her 65th birthday occurs; provided that the Participant has completed one year of Continuous Service, and further provided that, if a Participant was born on the first day of the month, the Normal Retirement Date shall be the last day of the month immediately preceding the 65th anniversary of birth.

            B.   Early Retirement Date
                 _____________________

                 A Participant described in any of the following paragraphs may retire from employment on an Early Retirement Date specified in the applicable paragraph below:

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                      1.   A Participant with 30 years or more of
                           Continuous Service may retire on an Early
                           Retirement Date at the end of any month,

                      2.   A Participant with 15 or more years of
                           Continuous Service may retire on an Early
                           Retirement Date at the end of any month at or after reaching age 55,

                      3. A Participant with five or more years of Continuous Service who is eligible to receive Social Security benefits at age 62 may retire on an Early Retirement Date at the end of any month at or after reaching age 62;

                 provided that in order to retire on an Early Retirement Date a Participant must give the Company at least six months prior written notice, in a form approved by the Plan Administrator, of his or her intention to retire early and to have SERP Benefits commence, unless the Plan Administrator waives such notice requirement.

            C.  Commencement of SERP Benefits
                _____________________________

                 In addition to all other conditions, in no event shall payment of SERP Benefits commence unless and until the Participant applies for such Benefits before his or her Annuity Commencement Date. In no event shall any SERP Benefit be paid under this Plan unless the Participant (1) meets the Plan's eligibility conditions on the date of his or her retirement, disability, or death, (2) retires (or dies while eligible to retire) under the terms of the IBM Retirement Plan, (3) holds an Executive Level position (as determined by IBM's chief human resources officer in his or her sole discretion) on the date of his or her retirement or death, and (4) complies with the requirements imposed by ARTICLE 11 hereof.


                               ARTICLE 8 - SERP Benefits
                               _________________________


            A.   Normal Retirement Benefit
                 _________________________

                 The Participant's SERP Benefit, when expressed as a single life annuity commencing as of the first day of the month next following the Participant's Normal Retirement Date, shall be equal to one-twelfth of the Phase-In Percentage (defined below) multiplied by the excess of (i) the Pension Credit (defined below) over (ii) the total annual single life annuity benefit at Normal Retirement Age, including the single life annuity benefit attributable to

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                 the Personal Retirement Provision whether such is paid in
                 annuity form or not, payable monthly to the Participant under the IBM Retirement Plan or under any pension arrangement between the Company and a Participant which is payable monthly for life after termination of employment.

                 The Phase-In Percentage shall be determined on the date the Participant retires, and shall not be increased thereafter. If the Participant retires on January 31, 1995, the Phase-In Percentage shall be 27%. If the Participant retires after January 31, 1995, the Phase-In Percentage shall be 27% plus 2% for each succeeding month (3% for the month of December) up to and including the month of the Participant's retirement, until the Phase-In Percentage reaches 100% for a Participant retiring on or after December 31, 1997. The Phase-In Percentage shall in no event exceed 100%.

                 The Pension Credit shall be a single life annuity equal to the sum of:

                 (1) 1.7% of Pay up to the Breakpoint, plus 2.55% of Pay in excess of the Break Point (if any), multiplied by the Participant's years of Continuous Service up to a maximum of 20 years,

                 (2) 1.3% of Pay multiplied by the Participant's years of Continuous Service between 20 and 30 years (if any), plus

                 (3) .75% of Pay multiplied by the Participant's Continuous Service between 30 and 35 years (if any).


            B.   Early SERP Benefit
                 __________________

                 If the Participant elects to retire on an Early Retirement Date with an Annuity Commencement Date on or after his or her 60th birthday, the Participant's SERP Benefit when paid in the form of a single life annuity, shall be equal to the SERP Benefit calculated in accordance with Section A of this ARTICLE 8 based on the Participant's years of Continuous Service and Pay on the Participant's Early Retirement Date.

                 If the Participant elects to retire on an Early Retirement Date with an Annuity Commencement Date before his or her 60th birthday, the Participant's SERP Benefit, when paid in the form of a single life annuity, shall be be the amount determined in accordance with the following table:

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                 Participant's       SERP Benefit under
                 Age at Annuity      ARTICLE 8A hereof,
                 Commencement Date   reduced
                 begins              by the following
                 ______              ________________

                 59                     3%
                 58                     7%
                 57                     11%
                 56                     15%
                 55                     20%
                 below 55               20% plus 5% per year for
                                        each year before the Participant's
                                        55th birthday

                 For each month of age falling between the ages or years shown above, one-twelfth of the difference between the respective factors should be added.

                 The reductions described in this Section 8B shall be applied to the Pension Credit calculation under ARTICLE 8A prior to the subtraction of any benefit payable under the IBM Retirement Plan. The Phase-In Percentage shall be applied to the net SERP Benefit.


            C.   Form and Method of Payment
                 __________________________

                 The normal form of payment of the SERP Benefit for a Participant who is unmarried on his or her Annuity Commencement Date is a single life annuity for the Participant's life.

                 The normal form of payment of the SERP Benefit for a Participant who is married on his or her Annuity Commencement Date is a joint and survivor annuity providing an annuity to the Participant for life, in a monthly amount that is less than that payable under a single life annuity, and a survivor annuity for the life of the Participant's Spouse in a monthly amount equal to 50 percent of the monthly amount payable to the married Participant during his or her lifetime. This form of payment, which constitutes a 50% joint and survivor annuity, shall be the Actuarial Equivalent of the single life annuity otherwise payable to the Participant, based on the age of the Participant and the age of the Participant's Spouse as of the Annuity Commencement Date.

                 A Participant also may elect to be paid under any alternative form of payment available under the IBM Retirement Plan except for the Early Retirement Level Income Option. Any such election must be made in the manner and form prescribed by IBM's Executive Compensation

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                 Department which may, in certain instances, require the
                 consent of the Participant's Spouse to the alternative form of payment. Each alternative form of payment shall be the Actuarial Equivalent of the single life annuity payable to the Participant in accordance with this ARTICLE 8.

                 Payment of the SERP Benefit shall be made monthly as of the first day of the month beginning with the month following the month in which the Participant retires from employment with the Company.


            D.   Effective Date of Election
                 __________________________

                 Any election under this ARTICLE 8 shall be effective on the later of the Participant's Annuity Commencement Date or 30 days after IBM's Executive Compensation Department receives the election. The death of a survivor annuitant before the Participant's Annuity Commencement Date automatically revokes any such election. The death of a survivor annuitant on or after the Participant's Annuity Commencement Date does not revoke the Participant's election.


           E.   Revocation of Election
                 ______________________

                 A Participant may revoke an election he or she has made under this ARTICLE 8 at any time before the Participant's Annuity Commencement Date. In order to be effective, any such revocation must be received by IBM's Executive Compensation Department before the Annuity Commencement Date and must be made in the manner and form prescribed by IBM's Executive Compensation Department. A timely revocation of an election shall only become effective upon receipt by IBM's Executive Compensation Department.

                 If a Participant revokes an election of an alternative form of payment, the Participant's form of payment shall automatically revert to the normal form of payment prescribed by this ARTICLE 8. After revoking an election, the Participant may elect an alternative form of payment in accordance with this ARTICLE 8; however, in order to become effective, the Participant's election of an alternative form of payment (other than the normal form of payment) must be received by IBM's Executive Compensation Department before the Participant's Annuity Commencement Date. A timely election shall become effective as of the later of the Participant's Annuity Commencement Date or 30 days after IBM's Executive Compensation Department receives the election.

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            F.   SERP Benefits for Disabled Participants
                 _______________________________________

                 A Participant who (i) becomes totally and permanently disabled (as determined in accordance with the terms of the IBM Long Term Disability Plan) after becoming eligible to retire hereunder and while at Executive Level, (ii) remains so disabled until Normal Retirement Age, and (iii) receives benefits under the IBM Long Term Disability Plan, shall be eligible to receive a SERP Benefit upon reaching Normal Retirement Age, notwithstanding his or her ineligibility for that Benefit under other provisions of the Plan.

                 The Annuity Commencement Date for such disabled Participant shall be his or her Normal Retirement Date. The disabled Participant's SERP benefit shall be based on the Participant's Pay and Continuous Service on the date the Participant's IBM Sickness and Accident Income Plan benefits cease.


                      ARTICLE 9 - Preretirement Spousal Annuity
                      _________________________________________

            A preretirement spousal annuity shall be payable to the Spouse of a Participant who dies before his or her Annuity Commencement Date, but who, on the date of death, is both married and eligible to retire immediately hereunder. The preretirement spousal annuity shall be the survivor annuity that the Participant's Spouse would have received under the Plan had the Participant retired on his or her date of death with a 50 percent joint and survivor annuity in effect in accordance with the provisions of ARTICLE 8 hereof. In no event shall the preretirement spousal annuity be payable to anyone other than the Participant's Spouse on the date of the Participant's death.

                     ARTICLE 10 - Suspension of Benefits for Reemployed
                     __________________________________________________

                                  Retired Participants
                                  ____________________

            If a retired Participant is reemployed by the Company, any SERP Benefits otherwise payable to the Participant shall be suspended during the period of reemployment. If the reemployed Participant subsequently completes one year of Continuous Service and retires from the Company, the Participant shall be eligible for SERP Benefits under the terms of the Plan in effect on the date the Participant's employment with the Company ceases, based on the Participant's Pay and Continuous Service as of that date, but reduced by the Actuarial Equivalent of any Benefits paid before the Participant's reemployment. If the reemployed Participant again retires

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            without having completed one year of Continuous Service during his or her period of reemployment, the SERP Benefits being paid to the Participant immediately before his or her reemployment shall resume, without adjustment, immediately following his or her retirement.


                           ARTICLE 11 - Forfeiture
                           _______________________


            A.   Competitive or Prejudicial Conduct
                 __________________________________

                 A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential completion or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the Participant assuming the post-employment position, the guidelines established in the then current edition of IBM's booklet, Business Conduct Guidelines, and such other considerations
                 ___________________________

                 as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than 10 percent equity interest in the organization or business.


            B.   Disclosure of Confidential Information
                 ______________________________________

                 A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in the Company's Agreement Regarding Confidential Information and Intellectual Property, related to the business of the Company, acquired by the Participant either during or

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                 after employment with the Company.


            C.   Disclosure and Assignment of Rights
                 ___________________________________

                 A Participant, pursuant to the Company's Agreement Regarding Confidential Information and Intellectual Property shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research, or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries.


            D.   Forfeiture and Rescission
                 _________________________

                 Upon retirement, and from time to time thereafter upon request by the Committee, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of Section A, B, or C of this ARTICLE prior to retirement or receipt of any Benefit payment hereunder shall cause the forfeiture of all SERP Benefits even if the failure to comply is not discovered until Benefits have commenced. Failure to comply with the provisions of Section A, B, and C of this ARTICLE after SERP Benefits have commenced hereunder shall cause any such payments to be rescinded from the point in time when the conduct which led to the failure to comply occurred. The Plan Administrator shall notify the Participant in writing of any such rescission, and within ten days after receiving a notice of rescission from the Company, the Participant shall pay to the Company in cash the amount of any payment that has been rescinded in accordance with this ARTICLE.


                 ARTICLE 12 - Information for Benefits Calculations
                 __________________________________________________


            A.   Incomplete or Incorrect Information
                 ___________________________________

                 Any delay in receiving from a Participant or Beneficiary information requested by the Company's Executive Compensation Department, including but not limited to information regarding a Participant's Spouse or other factors necessary for the calculation of Benefits under the Plan, shall result in the Benefits payable being based initially on the information then available to IBM's

                 Executive Compensation Department and the Plan
                 Administrator, and their estimate of any unavailable information. If additional or different information thereafter becomes available to IBM's Executive
                 Compensation Department or the Plan Administrator, Benefits shall be adjusted appropriately as determined by the Plan Administrator.


            B.   Overpayments
                 ____________

                 If any overpayment of Benefits is made under the Plan, the amount of the overpayment may be set off against further amounts payable to or on account of the person who received the overpayment until the overpayment has been recovered in full. The foregoing remedy is not intended to be exclusive.


                           ARTICLE 13 - Alienation of Benefits
                           ___________________________________

            No Benefit payable under the Plan shall be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance. No Benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any person entitled to Benefits under the Plan.


                            ARTICLE 14 - Withholding Taxes
                            ______________________________

            The Company and the Plan Administrator shall withhold such taxes and make such reports to governmental authorities as they reasonably believe to be required by law.



                  ARTICLE 15 - Distributions to Minors and Incompetents
                  _____________________________________________________

            If the Plan Administrator determines that any Participant or Beneficiary receiving or entitled to receive Benefits under the Plan is incompetent to care for his or her affairs, and in the absence of the appointment of a legal guardian of the property of the incompetent, payments due under the Plan (unless prior claim thereto has been made by a duly qualified guardian, committee or other legal representative) may be made to the spouse, parent, brother or sister or other person, including a hospital or other institution, deemed by the Plan Administrator to have incurred or to be liable for expenses on behalf of such incompetent.

            In the absence of the appointment of a legal guardian of the property of a minor, any minor's share of Benefits under the

            Plan may be paid to such adult or adults as in the opinion of the Plan Administrator have assumed the custody and principal support of such minor.

            The Plan Administrator, however, in its sole discretion, may require that a legal guardian for the property of any such incompetent or minor be appointed before authorizing the payment of Benefits in such situations. Benefit payments made under the Plan in accordance with determinations of the Plan Administrator pursuant to this ARTICLE 15 shall be a complete discharge of any obligation arising under the Plan with respect to such Benefit payments.


                     ARTICLE 16 - No Right to Employment
                      ___________________________________

            Nothing herein contained shall be deemed to give any employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any employee at any time without regard to the effect that such discharge may have upon the employee under the Plan.


                          ARTICLE 17 - Unfunded Plan
                          __________________________

            The Plan shall be unfunded. The Company shall not be required to segregate any assets to provide Benefits, nor shall the Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of any assets of the Plan. Any liability of the Company to any Participant or Beneficiary with respect to SERP Benefits shall be based solely upon any contractual obligations created by the Plan. No such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance or any property of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any obligation created by the Plan.


                          ARTICLE 18 - Miscellaneous
                          __________________________


            A.   Construction
                 ____________

                 Unless the contrary is plainly required by the context, wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the female gender, and vice versa, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form, and vice versa.

            B.   Severability
                 ____________

                 If any provision of the Plan is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.


            C.   Titles and Headings Not to Control
                 __________________________________

                 The titles to ARTICLES and the headings of Sections in the Plan are placed herein for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.


            D.   Complete Statement of Plan
                 __________________________

                 This document is a complete statement of the Plan. The Plan may be amended, modified or terminated only in writing and then only as provided herein.


            E.   Booklets and Brochures
                 ______________________

                 The Company shall from time to time issue to Participants one or more booklets or brochures summarizing the Plan.
                 In the event of any conflict between the Plan document and the booklets and brochures, the Plan document shall control.


                      ARTICLE 19 - Situs of Plan; Governing Law
                      __________________________________________

            The situs of the Plan shall be the State of New York. The Plan shall be governed by ERISA, and to the extent not preempted by ERISA, the law of the State of New York.